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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 14, 2001




                         UNITED STATES EXPLORATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                             1-13513                  84-1120323
----------------                     -------------            -----------------
(State or other                      (Commission               (IRS Employer
jurisdiction of                      File Number)            Identification No.)
incorporation)

                      1560 Broadway, Suite 1900
                           Denver, Colorado                        80202
                 --------------------------------------          ----------
                 (Address of principal executive office)         (Zip Code)
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        Registrant's telephone number, including area code (303) 863-3550




       (Former name or former address, if changed since last report): N/A


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 14, 2001, United States Exploration, Inc. (UXP) sold its 80% working interests in oil and gas leases carrying an 83.6% net revenue interest covering approximately 62,400 net acres, primarily in Neosho County, Kansas, to Devon SFS Operating, Inc., an unaffiliated independent oil and gas company, for approximately $6,000,000, subject to adjustment, for consents to assign as described below. The purchase price was based on $96 per net acre covered by the leases plus costs previously incurred in drilling and completing wells and other operations on the leases plus the cost of inventory acquired for use on the leases.

         UXP acquired its interests in these leases in March, 2001, from Benson
Mineral Group, Inc. ("BMG"), a private company owned by Bruce D. Benson, the
Chairman, CEO and President of UXP. These leases were offered to UXP under the terms of Mr. Benson's Employment Agreement with UXP. UXP paid approximately
$1,450,000 for the leases, which was equal to BMG's costs in the leases and the operations previously conducted thereon. Additional costs incurred by UXP after the purchase were approximately $450,000 making the total costs approximately
$1,900,000. Record title to the leases had not yet been transferred to UXP and so BMG, rather than UXP, entered into the agreement with Devon pursuant to which the leases were sold. However, all proceeds of the sale were paid to UXP and UXP is responsible for the performance of BMG's obligations under the sale agreement
(except for certain obligations restricting BMG's activities in the areas where the leases are located).

         At the closing, Devon held back approximately $265,000 of the purchase price pending delivery of necessary consents to the assignment of several leases. If those consents are not obtained, Devon will retain the amount reserved and UXP will retain the related leases. Depending upon the portion of the reserved amount ultimately received, UXP expects to recognize a gain of between $3,900,000 and $4,100,000 on the sale to Devon.

         Because UXP had only recently acquired its interest in the leases, its previously published financial statements had not reflected any operating revenues or expenses related to these properties. Accordingly, no pro forma financial statements are filed with this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Purchase and Sale Agreement dated May 14, 2001 by and between Benson Mineral Group, Inc. and Devon SFS
                           Operating, Inc.

                  10.2 Special Power of Attorney, effective May 1, 2001, granted by United States Exploration, Inc. to Benson
                           Mineral Group, Inc.


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                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                      UNITED STATES EXPLORATION, INC.


Date: June 28, 2001                   By: /s/ F. Michael Murphy
                                          --------------------------------------
                                          F. Michael Murphy, Vice President


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                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------
  10.1             Purchase and Sale Agreement dated May 14, 2001 by and between
                   Benson Mineral Group, Inc. and Devon SFS Operating, Inc.

  10.2             Special Power of Attorney, effective May 1, 2001, granted by
                   United States Exploration, Inc. to Benson Mineral Group, Inc.
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